UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2026

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	OSUR	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 16, 2026, OraSure Technologies, Inc. (the “Company”) announced its entry into a cooperation agreement (the “Cooperation Agreement”) with Altai Capital Management, L.P. and Altai Capital Management, LLC (collectively, “Altai”).

Pursuant to the Cooperation Agreement, Altai irrevocably withdraws its prior notice, nominations, and stockholder proposal, effective upon execution of the Cooperation Agreement. Additionally, pursuant to the Cooperation Agreement, the Board of Directors (the “Board”) of the Company has (i) appointed John D. Bertrand as a Class II director of the Board with a term expiring at the 2026 annual meeting of stockholders (the “2026 Annual Meeting”), (ii) appointed Mr. Bertrand to the Nominating and Corporate Governance Committee of the Board, and (iii) agreed to, among other things, take all necessary actions to seek the approval of the Company’s stockholders at the 2026 Annual Meeting of an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to declassify the structure of the Board such that, if approved by the Company’s stockholders in accordance with the Charter, the Company’s Third Amended and Restated Bylaws (the “Bylaws”), and the Delaware General Corporation Law, then the Company will phase-in annual director elections across each of Class I, Class II and Class III directors over subsequent annual meetings.

The Company has agreed to include Mr. Bertrand on its slate of director nominees for the 2026 Annual Meeting and to solicit proxies for the election, and support and recommend for the election, of Mr. Bertrand at the 2026 Annual Meeting in the same manner as for the Company’s other director nominees. Additionally, the Company agreed not to increase the size of the Board to more than eight (8) directors prior to the 2027 annual meeting of stockholders without the prior written consent of Altai.

Pursuant to the Cooperation Agreement, for so long as Altai beneficially owns, in the aggregate, 5% or more of the Company’s then-outstanding shares of the Company’s common stock, par value $0.000001 per share (the “Common Stock”), in the event that Mr. Bertrand is no longer able or willing to serve as a director of the Company, the parties shall cooperate in good faith to identify a mutually acceptable replacement director, who shall (i) qualify as an “independent director” under the applicable rules of the Securities and Exchange Commission (the “SEC”), the rules of any stock exchange on which the Company is traded and the applicable governance policies of the Company, (ii) unless otherwise consented to by the Board, not be an officer, director, employee or Affiliate of Altai, and (iii) satisfy the publicly disclosed guidelines and policies of the Company with respect to service on the Board, including meeting all other qualifications required for service as a director set forth in the Charter and the Bylaws, Board committee charters, the Company’s Corporate Governance Guidelines and any similar documents applicable to directors.

Prior to the Termination Date (as defined below), Altai has agreed to vote all of the shares of the Company it beneficially owns in accordance with the Board’s recommendations on all proposals or business that may be the subject of stockholder action at stockholder meetings, except (i) if Institutional Shareholder Services, Inc. or Glass Lewis issues a voting recommendation that differs from the Board’s recommendation for a proposal (other than with respect to director elections), Altai may follow such alternative recommendation, and (ii) Altai may vote in its sole discretion with respect to any proposals with respect to an extraordinary transaction that is subject to a vote of the Company’s stockholders.

The Cooperation Agreement also contains customary standstill, non-disparagement and expense reimbursement provisions. The Cooperation Agreement will terminate upon the earlier of (i) thirty (30) days prior to the nomination deadline under the Bylaws for the nomination of director candidates for election to the Board at the 2027 Annual Meeting and (ii) March 31, 2027 (the “Termination Date”), and it may be terminated earlier pursuant to certain terms of the agreement.

The description of the Cooperation Agreement is not complete and is qualified in its entirety by reference to the Cooperation Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2026, the Board appointed John D. Bertrand as a new member of the Board, effective as of April 16, 2026 (the “Effective Date”). Mr. Bertrand will serve as a Class II director of the Company, with an initial term expiring at the 2026 Annual Meeting, or until his earlier resignation, death or removal, and will serve as a member of the Nominating and Corporate Governance Committee of the Board.

The Board has determined that Mr. Bertrand qualifies as an independent director under the rules of the Nasdaq Stock Market LLC and as defined by Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Bertrand will participate in the Company’s Non-Employee Director Compensation Policy (the “Policy”). A description of the Policy is set forth in the section entitled “Director Compensation,” in the Company’s Definitive Proxy Statement for the 2025 Annual Meeting of Stockholders, filed with the SEC on April 4, 2025. Pursuant to the Policy and the Company’s Stock Award Plan, on the Effective Date, Mr. Bertrand will be granted an initial equity award of time-vested restricted shares of the Company’s common stock having an aggregate value of $100,000. The foregoing grant will vest two years following the date of grant, and will be subject to the terms of the Company’s Stock Award Plan and the award agreements thereunder.

There are no arrangements or understandings between either Mr. Bertrand and any other person pursuant to which he was selected as a director of the Company. Mr. Bertrand does not have any familial relationship with any member of the Board or executive officer of the Company, and there are no transactions in which Mr. Bertrand has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Except for the Cooperation Agreement, there is no arrangement or understanding between the Company and Mr. Bertrand pursuant to which he was appointed to the Board, and there have been no related party transactions between the Company and Mr. Bertrand that would be reportable under Item 404(a) of Regulation S-K.

Mr. Bertrand will also enter into the Company’s standard form of indemnification agreement, which has been previously filed with the SEC.

The disclosure set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the Company’s entry into the Cooperation Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The fact that the information is being furnished should not be deemed an admission as to the materiality of any information contained therein. The Company undertakes no duty or obligation to publicly update or revise the information contained in this Current Report on Form 8-K or attached Exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Cooperation Agreement, dated April 16, 2026, by and between OraSure Technologies, Inc. and Altai Capital Management, L.P. and Altai Capital Management, LLC

99.1	Press Release, dated April 16, 2026

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Pursuant to Item 601(a)(5) of Regulation S-K, certain exhibits have been omitted and will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: April 17, 2026	By:	/s/ Carrie Eglinton Manner
Carrie Eglinton Manner President and Chief Executive Officer